As filed with the Securities and Exchange Commission on March 2, 2005	Registration No.333-122989

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO THE

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HUDSON CITY BANCORP, INC.

(exact name of registrant as specified in its charter)

Delaware (state or other jurisdiction of incorporation or organization)	22-3640393 (IRS Employer Identification No.)

West 80 Century Road
Paramus, New Jersey 07652
(201) 967-1900
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Ronald E. Hermance, Jr.
Chairman of the Board, President and Chief Executive Officer
Hudson City Bancorp, Inc.
West 80 Century Road
Paramus, New Jersey 07652
(201) 967-1900
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Omer S.J. Williams, Esq. Robert C. Azarow, Esq. Carmalita M. Riddle, Esq. Thacher Proffitt & Wood LLP Two World Financial Center New York, NY 10281 (212) 912-7400	Lee Meyerson, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☑

CALCULATION OF REGISTRATION FEE

Title of each Class of	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered	Registered(1)	Offering Price Per Share	Aggregate Offering Price (2)	Registration Fee
Common Stock $0.01 par value	488,750,000	$10.00	$4,887,500,000	$575,259

(1) Includes the maximum number of shares that may be issued in connection with this offering.
(2) Estimated solely for the purpose of calculating the registration fee.

The Registrant hereby amends this Registration on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

SIGNATURES
EXHIBIT INDEX
APPRAISAL REPORT OF RP FINANCIAL LC

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Amendment No. 1 to Registration Statement No. 333-122989 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey, on March 2, 2005.

Hudson City Bancorp, Inc.

/s/ Ronald E. Hermance, Jr.
By: Ronald E. Hermance, Jr.
Chairman, President and
Chief Executive Officer
(Duly Authorized Representative)

     Pursuant to the requirements of the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, this Amendment No. 1 to Registration Statement No. 333-74383, has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ronald E. Hermance, Jr. Ronald E. Hermance, Jr.	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 2, 2005
/s/ Denis J. Salamone Denis J. Salamone	Director, Senior Executive Vice President and Chief Operating Officer (Principal Financial and Accounting Officer)	March 2, 2005
*
Verne S. Atwater *	Director	March 2, 2005
Michael W. Azzara *	Director	March 2, 2005
William G. Bardel *	Director	March 2, 2005
Scott A. Belair	Director	March 2, 2005

2

Name	Title	Date
*
John D. Birchby *	Director	March 2, 2005
Victoria H. Bruni *	Director	March 2, 2005
William J. Cosgrove *	Director	March 2, 2005
Andrew J. Egner, Jr. *	Director	March 2, 2005
Leonard S. Gudelski *	Director	March 2, 2005
John W. Klie *	Director	March 2, 2005
Donald O. Quest *	Director	March 2, 2005
Joseph G. Sponholz	Director	March 2, 2005

/s/ Ronald E. Hermance, Jr.
*By: Ronald E. Hermance, Jr.
(As Attorney-in-fact pursuant to a
Power of Attorney filed on February
25, 2005)

3

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
1.1	Form of Agency Agreement among Hudson City Bancorp, Inc., Lehman Brothers Inc. and Ryan Beck & Co., Inc.*
2.1	Amended and Restated Plan of Conversion and Reorganization**
4.1	Certificate of Incorporation of Hudson City Bancorp, Inc. (1)
4.2	Amended and Restated Bylaws of Hudson City Bancorp, Inc. (2)
4.3	Form of Stock Certificate of Hudson City Bancorp, Inc. (1)
5.1	Form of Opinion of Thacher Proffitt & Wood LLP regarding legality of securities to be registered.**
8.1	Form of Opinion of Thacher Proffitt & Wood LLP regarding federal tax matters.**
8.2	Form of Opinion of KPMG regarding state and local tax matters.**
8.3	Letter from RP Financial, LC regarding subscription rights.**
23.1	Consent of Thacher Proffitt & Wood LLP (See Exhibits 5.1 and 8.1).
23.2	Consent of RP Financial, LC.**
23.3	Consent of KPMG LLP.**
24.1	Powers of Attorney.**
99.1	Appraisal Report of RP Financial, LC. (3)
99.2	Proxy Statement for Annual Meeting of Stockholders.*
99.3	Proxy Statement for Special Meeting of Members of Hudson City, MHC.**
99.4	Form of marketing materials to be used in connection with the offering.*

(1)	Incorporated herein by reference to the Exhibits to the Registrant’s Registration Statement No. 333-74383 on Form S-1, filed with the Securities and Exchange Commission on March 15, 1999, as amended.

(2)	Incorporated by reference to Hudson City Bancorp, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 27, 2003.

(3)	Exhibits to the Appraisal Report to be filed by amendment.

*	To be filed by amendment.

**	Previously filed on February 25, 2005.

4